Exhibit 4.2

JOINDER AGREEMENT

June 1, 2015

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

J.P. Morgan Securities LLC

As Representatives of the several Initial Purchasers

c/o Merrill Lynch, Pierce, Fenner & Smith

         Incorporated

One Bryant Park

New York, New York 10036

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Reference is made to that registration rights agreement (the “Registration Rights Agreement”) dated as of May 26, 2015 among A. Schulman, Inc., a Delaware corporation (the “Company”), the Schulman Guarantors, Merrill Lynch, Pierce, Fenner & Smith and J.P. Morgan Securities LLC, as the Representatives, relating to the issuance and sale to the Initial Purchasers of $375,000,000 aggregate principal amount of the Company’s 6.875% Senior Notes due 2023 (the “Notes”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Rights Agreement.

The Registration Rights Agreement contemplates that substantially concurrently with the consummation of the Acquisition, HGGC Citadel Plastics Holdings, Inc. and each of its subsidiaries that guarantee the Notes will becomes parties to the Registration Rights Agreement by executing this Registration Rights Joinder.

1. Joinder. Each of the undersigned hereby acknowledges that it has received and reviewed a copy of the Registration Rights Agreement and all other documents it requires to enter into this Joinder Agreement (the “Registration Rights Joinder”), and acknowledges and agrees to (i) join and become a party to the Registration Rights Agreement as indicated by its signature below; (ii) be bound by all covenants, agreements, representations, warranties and acknowledgements attributable to a Guarantor in the Registration Rights Agreement as if made by, and with respect to, each Guarantor signatory hereto; and (iii) perform all obligations and duties required of a Guarantor pursuant to the Registration Rights Agreement.

2. Counterparts. This Registration Rights Joinder may be signed in one or more counterparts (which may be delivered in original form or facsimile or “pdf” file thereof), each of which shall constitute an original when so executed and all of which together shall constitute one and the same agreement.

3. Amendments. No amendment or waiver of any provision of this Registration Rights Joinder, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties thereto.

4. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

5. APPLICABLE LAW. THIS REGISTRATION RIGHTS JOINDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.

IN WITNESS WHEREOF, each of the undersigned has caused this Registration Rights Joinder to be duly executed and delivered, by its proper and duly authorized officer as of the date set forth above.

HGGC CITADEL PLASTICS HOLDINGS, INC.

By:	/s/ David C. Minc
	Name:	David C. Minc
	Title:	Secretary

HGGC CITADEL PLASTICS INTERMEDIATE HOLDINGS, INC.

By:	/s/ David C. Minc
	Name:	David C. Minc
	Title:	Secretary

CITADEL PLASTICS HOLDINGS, INC.

By:	/s/ David C. Minc
	Name:	David C. Minc
	Title:	Secretary

CITADEL INTERMEDIATE HOLDINGS, LLC

By:	/s/ David C. Minc
	Name:	David C. Minc
	Title:	Secretary

THE MATRIXX GROUP, INCORPORATED

By:	/s/ David C. Minc
	Name:	David C. Minc
	Title:	Secretary

[Signature Page to Joinder to Registration Rights Agreement]

BULK MOLDING COMPOUNDS, INC.

By:	/s/ David C. Minc
	Name:	David C. Minc
	Title:	Secretary

HPC HOLDINGS, LLC

By:	/s/ David C. Minc
	Name:	David C. Minc
	Title:	Secretary

[Signature Page to Joinder to Registration Rights Agreement]